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EXHIBIT 10.3

MASTER EQUIPMENT LEASE AGREEMENT

between

BRL UNIVERSAL COMPRESSION FUNDING I 2002, L.P.
as Head Lessor

and

UCO COMPRESSION 2002 LLC
as Head Lessee

Dated as of December 31, 2002

        As further described in Section 27 hereof, certain of the Head Lessor's interests in this Head Lease have been assigned to and are subject to a first priority security interest in favor of Wells Fargo Bank Minnesota, National Association, as indenture trustee (together with its successors and assigns, the "Indenture Trustee") under and to the extent set forth in the Indenture, dated as of December 31, 2002, between the Head Lessor and the Indenture Trustee, as such Indenture may be amended, supplemented or otherwise modified in accordance with the terms thereof.

i

26.	Tax Indemnity.		23
27.	Security for Head Lessor's Obligations		24
28.	Notices		24
29.	GOVERNING LAW, SUBMISSION TO JURISDICTION: VENUE, WAIVER OF JURY TRIAL.		25
	29.1.	AGREEMENT INTERPRETATION	25
	29.2.	LEGAL FEES	25
	29.3.	WAIVER.	25
30.	Miscellaneous.		26
31.	Execution and Effectiveness.		26
32.	Statutory References		26
33.	Severability		26
34.	Counterparts		26
35.	Amendments and Waivers		26

EXHIBIT A    Form of Lease Supplement No. 1

ii

        This MASTER EQUIPMENT LEASE AGREEMENT, dated as of December 31, 2002 (as amended, supplemented or otherwise modified from time to time, this "Head Lease"), is between BRL UNIVERSAL COMPRESSION FUNDING I 2002, L.P., a Delaware limited partnership (together with its successors and assigns, "Head Lessor") and UCO COMPRESSION 2002 LLC, a Delaware limited liability company (together with its successors and assigns, "Head Lessee").

WITNESSETH

        WHEREAS, the Head Lessor desires to lease to the Head Lessee, and Head Lessee desires to lease from the Head Lessor, certain natural gas and coalbed methane compressors and related equipment;

        NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

        1.    Definitions.    Capitalized terms used herein but not defined herein shall have meanings given to such terms in Appendix A to the Indenture, dated as of December 31, 2002, between the Head Lessor, as Issuer, and Wells Fargo Bank Minnesota, National Association, as Indenture Trustee, as such Appendix A may be amended, supplemented or otherwise modified from time to time in accordance with the provisions of the Indenture, and the rules of usage set forth in such Appendix A shall apply to this Head Lease.

        2.    General Provisions.

          2.1.    Agreement for Leasing of Head Lessor Compressors.    Subject to, and upon all of the terms and conditions of this Head Lease, Head Lessor hereby agrees to lease to Head Lessee, and Head Lessee hereby agrees to lease from Head Lessor, the Head Lessor Compressors identified in each Lease Supplement from time to time executed by the Head Lessor and the Head Lessee. Each Lease Supplement entered into by the parties hereto shall (i) constitute a separate non-cancellable lease agreement, (ii) incorporate therein all of the terms and conditions of this Head Lease and (iii) contain such additional terms and conditions as agreed upon by the Head Lessee and Head Lessor and consented to by any other Persons required to consent thereto pursuant to the Indenture or any other Related Documents. The term "Head Lease" shall refer to this Head Lease and all Lease Supplements outstanding from time to time.

          2.2.    Monthly Lease Payment, Scheduled Deposits and Additional Payment.    On each Rent Payment Date during the Term of a Lease Supplement and on the Termination Date, the Head Lessee shall or shall cause to be: (i) paid to the Head Lessor in arrears, the Monthly Lease Payment and any Additional Payment then due and (ii) deposited into the Collateral Account the Scheduled Deposit then due and payable.

          2.3.    Supplemental Rent.    The Head Lessee agrees to pay to the Head Lessor on behalf of such Person as shall be entitled thereto as expressly provided herein or in any other Related Document, as appropriate, any and all Supplemental Rent when and as the same shall become due and owing. Without limiting the Head Lessee's obligation to pay amounts of Supplemental Rent in accordance with the Related Documents, the Head Lessee shall pay to the Head Lessor, on demand, as Supplemental Rent, interest at a rate equal to the lesser of (x) the Overdue Rate and (y) the maximum rate permissible by law, on any part of any installment of Monthly Lease Payment, Additional Payment, Scheduled Deposit and/or Supplemental Rent not paid when due, in each case for the period from the due date thereof until the same shall be paid in full.

          2.4.    Payments of Rent.    All Monthly Lease Payments, Scheduled Deposits, Additional Payments and Supplemental Rent shall be paid in Dollars by wire transfer in immediately available funds by not later than 11:00 a.m., New York City time, on the due date therefor. All Monthly Lease Payments, Scheduled Deposits, Additional Payments and Supplemental Rent payable pursuant to the terms of any Lease Supplement shall be paid or caused to be paid by the Head Lessee. Such amounts will be held in the Head Lessee Collection Account for the payment of such amounts and shall be distributed from the Head Lessee Collection Account to the Head Lessor pursuant to Section 7.2(c) of the Head Lessee Security Agreement, and such amounts so distributed will be applied to the satisfaction of the obligations of the Head Lessee under this Head Lease with respect to the payment of such amounts. If any payment hereunder is due on a date which is not a Business Day, then payment is to be made on the next following Business Day, and the amount thereof to be paid on such next Business Day shall be the amount which would have been payable on the date which is not a Business Day (unless calculation of such amount is based on actual days elapsed).

          2.5.    Minimum Payments and Deposits.    Notwithstanding anything contained in this Head Lease or any other Related Document to the contrary, on each Rent Payment Date there will be due and payable hereunder an amount of Monthly Lease Payment, Scheduled Deposits, Additional Payments and Supplemental Rent that shall be in an amount at least sufficient to pay in full any payments required to be made on the immediately following Payment Date of the principal balance of the Notes and the Certificates and any Interest Expense, Commitment Fees, Premium, Indenture Trustee Fees, Partnership Priority Payments and other Indemnity Amounts, other than any such payment due as a result of an acceleration of the Notes by reason of the occurrence and continuation of an Event of Default other than an Event of Default constituting a Head Lease Event of Default.

        2.6.    Nature of Payment, Taxes.

            (a)  All payments of the Monthly Lease Payment, Scheduled Deposits, Additional Payment and Supplemental Rent shall be made free and clear of, and without deduction or withholding for, any and all Taxes of any nature whatsoever except if, when and to the extent required by Applicable Law. If any such withholding Taxes are imposed on or against or with respect to any amounts payable by the Head Lessee under this Head Lease, then the Head Lessee shall pay, as Supplemental Rent, an additional amount such that the net amount actually received by the Head Lessor or such other Person entitled thereto will, after deduction of such Taxes and payment thereof by the Head Lessee to the applicable taxing authority, be equal on an After-Tax Basis to the amount that would have been received by the Head Lessor or such other Person, as the case may be, in the absence of such withholding Taxes.

            (b)  If the Head Lessee is liable for the payment of such withholding Taxes, it shall pay the full amount of withholding Tax (including any additional withholding Tax as may be payable as a result of the payment of additional amounts pursuant to Section 2.6(a)) to the competent tax authorities within the applicable statutory deadlines, and upon such payment, deliver to the Head Lessor and the Control Party a duly executed certificate, confirming such payment, together with such other documents as the Head Lessor or the Control Party may require under Applicable Law in order to obtain a refund or tax credit, if available, in respect of such withholding Taxes.

          2.7.    Quiet Enjoyment Intention of the Parties.    Head Lessor agrees that so long as no Head Lease Event of Default has occurred and is continuing, Head Lessor shall not take, or cause to be taken, any action (except for the creation of the Liens created by operation of the Related Documents), contrary to or interfering with (i) Head Lessee's right to peaceful possession, use and quiet enjoyment of each Compressor that is then subject to the terms of this Head Lease or (ii) the right of any User under any User Lease that is permitted in accordance with the provisions of Section 11 hereof to peaceful possession, use and quiet enjoyment of each Compressor that is then subject to such User Lease; provided, however that, nothing in this Section 2.7 shall prevent the Head Lessor, the Indenture Trustee or the Control Party from exercising their inspection rights with respect to such Head Lessor Compressors in accordance with the terms of the Head Lessee Security Agreement.

          2.8.    Characterization of Head Lease For Tax Purposes.    Head Lessor and Head Lessee intend that for federal and all state and local income tax purposes: (A) this Head Lease and each Lease Supplement will be treated as a financing arrangement; and (B) Head Lessee will be treated as the owner of the Head Lessor Compressors for such tax purposes and will be entitled to all tax benefits ordinarily available to owners of property similar to the Head Lessor Compressors. Head Lessee shall claim the cost recovery deductions associated with each Head Lessor Compressor and Head Lessor shall not, unless required by law, take on its tax return a position inconsistent with Head Lessee's claim of such deductions. Notwithstanding the foregoing, neither party hereto (or any other party to any of the Related Documents) has made, nor shall be deemed to have made, any representation or warranty as to the availability of any of the foregoing treatments under applicable accounting rules, tax, bankruptcy, regulatory or commercial law or under any other set of rules.

          2.9.    Overpayments.    To the extent that the Head Lessor shall at any time receive from the Head Lessee funds in excess of the Monthly Lease Payment, Scheduled Deposit, Supplemental Rent and Additional Payment then due and payable, then, so long as no Trigger Event has occurred and is then continuing, the Head Lessor shall return such excess to the Head Lessee on the next date that amounts are distributable under Section 7.2(c) of the Head Lessee Security Agreement, to the extent of any amounts remaining in the Head Lessee Collection Account after distribution of amounts pursuant to clauses (1) through (20) of such Section 7.2(c).

        3.    Delivery, Acceptance and Leasing of Head Lessor Compressors.    The execution by Head Lessor and Head Lessee of a Lease Supplement shall (a) evidence that each Head Lessor Compressor leased under such Lease Supplement is leased under, and is subject to all of the terms, provisions and conditions of, this Head Lease, and (b) constitute Head Lessee's unconditional and irrevocable acceptance of each such Head Lessor Compressor for all purposes of this Head Lease and the related Lease Supplement without further action by any Person. Head Lessor shall not be liable to Head Lessee for any failure or delay in the delivery of any Head Lessor Compressor to Head Lessee.

        4.    Term.    The Term for each Lease Supplement shall commence on (and include) the Effective Date specified in such Lease Supplement and end on (and include) the earlier of (x) the date on which such Lease Supplement is terminated, with respect to all Head Lessor Compressors subject thereto, in accordance with the terms hereof and (y) the Termination Date specified in such Lease Supplement (each such period from such Effective Date to such earlier date, a "Term"). Notwithstanding the foregoing to the contrary, in the event (x) the Return Option is exercised but the Maximum Lease Payment Adjustment has not been paid in full on the Termination Date pursuant to Section 24.1 hereof, or (y) the Head Lessee Purchase Option is exercised but the Purchase Option Amount has not been paid in full on the Termination Date, the Term shall be automatically extended to coincide with the date the Maximum Lease Payment Adjustment has been paid in full (in the case of clause (x)) or the date the Purchase Option Amount has been paid in full (in the case of clause (y)).

        5.    Return of Head Lessor Compressors.

          5.1.    Redelivery.    If the Head Lessee has elected to exercise the Return Option in accordance with the terms of Section 24 hereof, then on or prior to the expiration or earlier termination of the Term of the related Lease Supplement, Head Lessee shall dismantle (to the extent necessary to ship such Head Lessor Compressor), surrender and deliver possession to Head Lessor at the Redelivery Location of each Head Lessor Compressor subject to the terms of such Lease Supplement. All such costs of dismantling, surrender and delivery shall be payable by the Head Lessee.

          5.2.    Items to Accompany Redelivery.    Each redelivery under Section 5.1 shall be accompanied by all of the following:

      (i)
      a certificate executed by a Responsible Officer of Head Lessee certifying that (A) Head Lessee has used best efforts to maintain all plans, specifications and operating, maintenance and repair manuals prepared or reviewed by Head Lessee or any of its Affiliates for each Head Lessor Compressor being redelivered and (B) such Head Lessor Compressor is in the condition required pursuant to the provisions of Section 5.3 hereof,

      (ii)
      a copy of an inventory list for each Head Lessor Compressor,

      (iii)
      all then current plans, specifications and operating, maintenance, and repair manuals and logs relating to such Head Lessor Compressor that have been retained by Head Lessee or any of its Affiliates,

      (iv)
      with respect to any Head Lessor Compressor which qualifies for or is subject to any manufacturer's maintenance, repair or warranty policy: (A) if such manufacturer is the Head Lessee or an Affiliate thereof, Head Lessee shall cause such manufacturer to deliver to Head Lessor a statement or certificate that has been signed by an authorized representative of the manufacturer to the availability of such maintenance, repair or warranty policy or (B) if the manufacturer is not the Head Lessee or an Affiliate thereof and generally provides its customers upon request a statement or certificate attesting to the availability of such maintenance, repair or warranty policy, then Head Lessee shall utilize reasonable efforts to obtain from such manufacturer such a statement or certificate,

      (v)
      all operating licenses and agreements pertinent to the operation of each Head Lessor Compressor, (other than non-transferable licenses to use software), if any, that are capable of being transferred,

      (vi)
      a bill of sale from Head Lessee to Head Lessor, conveying to Head Lessor all of Head Lessee's interest in such Head Lessor Compressors and in all insurance proceeds related thereto and manufacturer's and vendor's warranties applicable to such Head Lessor Compressors (including a termination of the assignment of warranties made pursuant to Section 16),

      (vii)
      an instrument duly executed by the Head Lessee acknowledging termination of the Lease Supplement and Head Lease with respect to such Head Lessor Compressors, and

      (viii)
      any additional documentation reasonably requested by Head Lessor or any Control Party, at Head Lessee's cost and expense, relating to the redelivery of such Head Lessor Compressor.

          5.3.    Redelivery Condition.    At the time of such return to Head Lessor, each Head Lessor Compressor (and each part or component thereof) shall:

      (i)
      meet the original design specifications and operating standards of such Head Lessor Compressor;

      (ii)
      be in as good operating condition, state of repair and appearance as when delivered to Head Lessee hereunder, and shall not have been subjected to excess wear and tear; provided, that ordinary wear and tear as a result of normal and customary usage is excepted; and provided, further that "ordinary wear and tear" as used herein shall not be construed as permitting any material broken, damaged or missing items or components of any Head Lessor Compressor such that its value, utility or remaining useful life will be reduced;

      (iii)
      be in the condition required by Section 9 and with respect to any Head Lessor Compressor that qualifies for or is subject to any manufacturer's maintenance, repair or warranty policy, such Head Lessor Compressor shall have been maintained and repaired in a manner consistent with such policy;

      (iv)
      have no missing or damaged components such that its value, utility or remaining useful life will be reduced;

      (v)
      comply with all laws and rules referred to in Section 8;

      (vi)
      have attached or affixed thereto all Required Alterations and any addition, modification or improvement considered an accession thereto as provided in Section 10;

      (vii)
      have had removed therefrom in a workmanlike manner (A) at Head Lessor's option, any addition, modification or improvement which, as provided in Section 10, is owned by Head Lessee, and (B) any insignia or marking;

      (viii)
      be free and clear of all Liens, other than (A) Head Lessor Liens and (B) if such Lease Supplement has been terminated prior to its scheduled termination date, any User Lease that may be in effect with respect to such Head Lessor Compressor on such date;

      (ix)
      if such Head Lessor Compressor qualifies for or is subject to any manufacturer's maintenance, repair or warranty policy, be properly deinstalled in a manner consistent with such policy and in such a way that the Head Lessor Compressor remains eligible for or subject to such policy, as appropriate, and Head Lessee shall provide a certificate from a Responsible Officer certifying that each Head Lessor Compressor was deinstalled in a manner consistent with such policy and remains eligible for or subject to such policy, as appropriate. Upon deinstallation, each Head Lessor Compressor shall be secured properly for air or overland or other suitable transport; and

      (x)
      be delivered to the Redelivery Location in the manner in which is customary for equipment of the same type as such Head Lessor Compressor.

          Head Lessee shall, at its own expense, make repairs necessary to restore each Head Lessor Compressor to the condition required by this Section 5.3 prior to redelivery hereunder.

          5.4.    Storage.    For the purpose of delivering possession of any Head Lessor Compressor to Head Lessor as above required, Head Lessee shall at its own cost, expense and risk cause each such Head Lessor Compressor to be insured in accordance with Section 14 and stored at the Redelivery Location identified by Head Lessor at the risk of Head Lessee without charge to Head Lessor for insurance, rent or storage until all such Head Lessor Compressors have been sold, leased or otherwise disposed of by Head Lessor; provided, however, Head Lessee's obligations under this Section 5.4 shall terminate with respect to each Head Lessor Compressor one (1) year after the required date of delivery of such Head Lessor Compressor to the Redelivery Location in the condition required by Section 5.3 or, if later, one (1) year after the actual date of delivery in such condition.

          5.5.    Timely Redelivery, Deemed Head Lessee Purchase Option.    If Head Lessee has not timely satisfied the obligations and conditions set forth in this Section 5 with respect to the redelivery of each and every Head Lessor Compressor in each Lease Pool, then Head Lessee shall be deemed to have exercised the Head Lessee Purchase Option set forth in Section 23 hereof, and Head Lessee shall pay to Head Lessor on the Termination Date the Purchase Option Amount with respect to all Head Lessor Compressors then subject to this Head Lease.

          5.6.    Specific Performance.    The provisions of this Section 5 are of the essence of this Head Lease, and the parties hereto agree that Head Lessor shall be entitled to specific performance of the covenants of Head Lessee set forth in this Section 5.

        6.    Net Lease Agreement.    This Head Lease is a net lease agreement. Head Lessee acknowledges and agrees that its obligations hereunder, including, without limitation, its obligations to pay Monthly Lease Payments, Scheduled Deposits, Additional Payments and Supplemental Rent payable hereunder, shall be absolute and unconditional and irrevocable under any and all circumstances, shall not be subject to cancellation, termination, modification or repudiation by Head Lessee, and shall be paid and performed by Head Lessee without notice or demand (except whenever this Head Lease expressly provides for notice or demand or both) and without any abatement, reduction, diminution, setoff, defense (other than prior payment), counterclaim or recoupment whatsoever, including, without limitation, any abatement, reduction, diminution, setoff, defense (other than prior payment), counterclaim, withholding or recoupment due or alleged to be due to, or by reason of, any past, present or future claims which Head Lessee may have against any Indemnitee, any sublessee or assignee of Head Lessee, any manufacturer or supplier of any Compressor or any part thereof, or any other Person for any reason whatsoever, or any defect in any Compressor or any part thereof, or the condition, design, operation or fitness for use thereof, any damage to, or any loss or destruction of, any Compressor or any part thereof, or any Liens or rights of others with respect to any Compressor or any part thereof, or any default or failure to pay by any sublessee or assignee of Head Lessee, or any prohibition or interruption of or other restriction against Head Lessee's or any User's, sublessee's or assignee's use, operation, possession, maintenance, insurance, improvement or return of any Compressor thereof, for any reason whatsoever, or any interference with such use, operation or possession by any Person, or any default by Head Lessor in the performance of any of its obligations herein contained, or any other indebtedness or liability, howsoever and whenever arising, of Head Lessor, or any other Indemnitee, any sublessee or assignee of Head Lessee, any other Person, or by reason of insolvency, bankruptcy or similar proceedings by or against Head Lessor, or any other Indemnitee, any sublessee or assignee of Head Lessee, or any other Person, or for any other reason whatsoever, whether similar or dissimilar to any of the foregoing, any present or future law to the contrary notwithstanding; it being the intention of the parties hereto that all Monthly Lease Payments, Scheduled Deposits, Additional Payments and Supplemental Rent payable by Head Lessee hereunder shall continue to be payable in all events and in the manner and at the times herein provided, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Head Lease. Nothing contained in this Section 6 shall: (a) affect any claim, action or right that Head Lessee may have against Head Lessor or any other Person or (b) be considered as (i) a guaranty of the fair market value or useful life of any Compressor, (ii) a prohibition of assertion of any claim against any manufacturer, supplier, dealer, vendor, contractor, subcontractor or installer with respect to any Compressor or any part thereof or (iii) a waiver by Head Lessee or any other Person of any of its or their express rights under any of the Related Documents or of its or their right to assert and sue upon any claims it may have against any Person in one or more separate actions.

        7.    Head Lessor Compressors are Personal Property.    It is the intention and understanding of both Head Lessor and Head Lessee that the Head Lessor Compressors shall be and at all times remain personal property, notwithstanding the manner in which the Head Lessor Compressors may be attached or affixed to realty. The Head Lessee agrees to take all actions that are necessary or desirable to ensure the continued characterization of the Head Lessor Compressors as personal property under Applicable Law.

        8.    Use of Head Lessor Compressors; Compliance with Laws.    Head Lessee agrees that each Head Lessor Compressor will be used and operated in compliance with any and all insurance policy terms, conditions and provisions referenced in the Related Documents and in all material respects with all statutes, laws, ordinances, rules and regulations of any federal, national, state or local governmental body, agency or authority applicable to the use and operation of such Head Lessor Compressor, including, without limitation, environmental, noise and pollution laws (including notifications and reports), and that each Head Lessor Compressor will be used and operated solely in the manner for which it was intended and in accordance with the license or certificate, if any, provided by the manufacturer thereof. Head Lessee agrees that no Head Lessor Compressor shall be used by Head Lessee other than in the subleasing of such Head Lessor Compressor to Head Lessee's customers and no Head Lessor Compressor shall be used or located at a location outside of the United States. Head Lessee shall use reasonable precautions to prevent loss or damage to each Head Lessor Compressor from fire and other hazards. Head Lessee shall not permit any Head Lessor Compressor to be used in any unlawful trade or in any manner that would violate any law that would expose such Head Lessor Compressor to penalty, forfeiture or capture. Head Lessee shall not attach or incorporate any Head Lessor Compressor to or in any other Head Lessor Compressor or other personal property or to or in any real property in a manner that could give rise to the assertion of any Lien on such Head Lessor Compressor by reason of such attachment or the assertion of a claim that such Head Lessor Compressor has become a fixture and is subject to a Lien in favor of a third party. Head Lessee shall comply in all material respects with environmental laws and maintain liability insurance as required pursuant to the Related Documents for all Head Lessor Compressors.

        9.    Maintenance and Repair of Head Lessor Compressors.    Head Lessee, at its sole cost and expense shall maintain (or cause to be maintained):

    (i)
    each Head Lessor Compressor in a manner consistent with Head Lessee's maintenance practices applicable to its other equipment of the same or similar type as such Head Lessor Compressor, so as to keep each Head Lessor Compressor in good condition (ordinary wear and tear excepted),

    (ii)
    each Head Lessor Compressor in all material respects in compliance with Applicable Law (including environmental laws),

    (iii)
    each Head Lessor Compressor in compliance with the manufacturer's maintenance standards and procedures,

    (iv)
    each Head Lessor Compressor in all respects in compliance with the insurance applicable to such Head Lessor Compressors,

    (v)
    liability insurance as required pursuant to the Related Documents for all Head Lessor Compressors and

    (vi)
    all records, logs and other materials required by any Governmental Authority having jurisdiction over any Head Lessor Compressor or Head Lessee, to be maintained in respect of such Head Lessor Compressor. Head Lessee agrees to prepare and deliver to Head Lessor and the Control Party within a reasonable time prior to the required date of filing (or, to the extent permissible, file on behalf of Head Lessor and the Indenture Trustee) any and all reports (other than income tax returns) to be filed by Head Lessor or the Indenture Trustee with any federal, national, state or other regulatory authority by reason of the ownership by Head Lessor or the Indenture Trustee of any Head Lessor Compressor or the leasing thereof to Head Lessee to the extent any such reports are required because of the nature of the Head Lessor Compressors. Head Lessee hereby waives any right now or hereafter conferred by law to make repairs on the Head Lessor Compressors at the expense of Head Lessor.

        10.    Alterations.

          (a)  Except as required or permitted by the provisions of this Section 10, Head Lessee shall not modify or alter any Head Lessor Compressor without the prior written approval of the Head Lessor and the Control Party.

          (b)  In case any Head Lessor Compressor (or any part or component thereof) is required to be altered, added to, replaced or modified in order to comply with any insurance policies required pursuant to this Head Lease or Applicable Law (any such alteration, additional replacement or modification, a "Required Alteration"), Head Lessee agrees to promptly make (or cause to be made) such Required Alteration at its own expense. Thereupon, title to such Required Alteration shall, without further act, immediately become the property of Head Lessor, free and clear of all Liens, other than Head Lessor Liens and Permitted Encumbrances and such Required Alteration shall immediately become subject to the terms and conditions of this Head Lease and the Lease Supplement to which the related Head Lessor Compressor is subject.

          (c)  Head Lessee may make any optional renovation, improvement, addition, or alteration to any Head Lessor Compressor ("Optional Alteration") provided that such Optional Alteration does not impair the value, use or remaining useful life of such Head Lessor Compressor. In the event an Optional Alteration is readily removable without impairing the value, use or remaining useful life of the Head Lessor Compressor, and is not a part or appliance which replaces any part or appliance originally incorporated or installed in or attached to such Head Lessor Compressor on the Effective Date for the related Lease Supplement, the Head Lessee may (or, if requested by the Head Lessor shall) remove such Optional Alteration whereupon such Optional Alteration will remain the property of Head Lessee. To the extent such Optional Alteration is not readily removable without impairing the value, use or remaining useful life of the Head Lessor Compressor to which such Optional Alteration has been made, or is a part or appliance which replaces any part or appliance originally incorporated or installed in or attached to such Head Lessor Compressor on the Effective Date for the related Lease Supplement, such Optional Alteration shall, without further act, immediately be and become the property of, and title shall vest in, Head Lessor, free and clear of all Liens, other than Head Lessor Liens and Permitted Encumbrances, and shall be subject to the terms of this Head Lease and the Lease Supplement to which the related Head Lessor Compressor is subject. Any parts installed or replacements made by the Head Lessee upon any Head Lessor Compressor pursuant to its obligation to maintain and keep the Head Lessor Compressors in the condition required pursuant to the terms of this Head Lease shall be considered accessions to such Head Lessor Compressor and ownership thereof shall be immediately vested in Head Lessor.

        11.    Assignment and Subleasing by Head Lessee.

        EXCEPT AS SET FORTH IN THE MANAGEMENT AGREEMENT AND OTHERWISE EXPRESSLY PROVIDED IN THIS SECTION 11 AND EXCEPT PURSUANT TO LIENS CREATED BY THE HEAD LESSEE SECURITY AGREEMENT AND OTHER RELATED DOCUMENTS, HEAD LESSEE SHALL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF THE HEAD LESSOR, EACH INTEREST RATE HEDGE PROVIDER AND THE CONTROL PARTY, ASSIGN, TRANSFER OR ENCUMBER ITS RIGHTS, INTERESTS OR OBLIGATIONS HEREUNDER. ANY ATTEMPTED ASSIGNMENT, TRANSFER OR ENCUMBRANCE BY HEAD LESSEE OF ITS RIGHTS, INTERESTS OR OBLIGATIONS HEREUNDER IN CONTRAVENTION OF THE PRECEDING SENTENCE SHALL BE NULL AND VOID. So long as no Head Lease Event of Default shall have occurred and be continuing, Head Lessee may, without the consent of Head Lessor or any Entitled Party, sublease one or more Head Lessor Compressors to any User pursuant to the terms of a User Lease; provided, however, that all of the following requirements shall be satisfied with respect to each such User Lease entered into pursuant to this Section 11:

          (a)  such User Lease, if for a period longer than thirty days, shall expire on or before, or automatically expire on or before, the expiration of the Term of the Lease Supplement covering the Head Lessor Compressors subject to such User Lease, unless at the time such User Lease is entered into both of the following conditions have been satisfied: (i) the Head Lessee is permitted to, and has elected to, exercise the Head Lessee Purchase Option in accordance with the provisions of Section 23 hereof and has satisfied all of the conditions precedent set forth therein and (ii) no Trigger Event or Prospective Trigger Event shall have occurred and then be continuing; and

          (b)  such User Lease may contain a purchase option in favor of the User or any other provision pursuant to which the applicable User may obtain record or beneficial title to the Head Lessor Compressor leased thereunder from Head Lessee; provided, however, that upon the exercise of such purchase option, Head Lessee shall purchase such Head Lessor Compressor from the Head Lessor in accordance with Section 21(a) and either (i) substitute new Compressor(s) for such purchased Head Lessor Compressors in accordance with the provisions of Section 21(b) hereof or (ii) make a payment of Supplemental Rent on the next succeeding Rent Payment Date in an amount equal to the Depreciated Value of such purchased Head Lessor Compressors (which amount shall be deposited into the Head Lessee Collection Account for application in accordance with the Head Lessee Security Agreement).

        For so long as a Head Lease Event of Default has occurred and is continuing, Head Lessee shall not agree to enter into any additional subleases, or agree to extend the term of any then existing sublease, of any Head Lessor Compressor without the prior consent of Head Lessor and the Control Party in each instance; provided, however, if such Head Lease Event of Default is solely the result of a breach of a covenant or of covenants to (x) deliver financial or other information to Head Lessor or any Entitled Party or (y) use, maintain or repair the Head Lessor Compressors in accordance with Sections 8, 9 and 10 (each of (x) and (y), a "Limited Event of Default"), Head Lessee may agree to sublease or extend the term of any Head Lessor Compressor in accordance with the requirements set forth in this Section 11.

        Upon request by Head Lessor, Head Lessee shall promptly deliver to Head Lessor, the Control Party and Deal Agent (x) a schedule of all User Leases of the Head Lessor Compressors including Users certified by a Responsible Officer of Head Lessee and (y) for so long as a Head Lease Event of Default has occurred and is continuing, copies of each User Lease at the time in effect. No such subleasing by Head Lessee will reduce or affect any of the obligations of Head Lessee hereunder or the rights of Head Lessor and the Control Party hereunder, and all of the obligations of Head Lessee hereunder shall be and remain primary and shall continue in full force and effect as the obligations of a principal and not of a guarantor or surety.

        12.    Liens.    Head Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to (a) any Head Lessor Compressor or any part thereof or Head Lessor's interest therein or proceeds thereof, (b) any insurances required hereunder or (c) this Head Lease or any of Head Lessor's interests hereunder, except (i) Head Lessor Liens and (ii) in the case of the Head Lessor Compressors, Permitted Encumbrances. Head Lessee, at its own expense, will promptly pay, satisfy and otherwise take such actions as may be necessary to keep this Head Lease and each Head Lessor Compressor subject hereto free and clear of, and to duly discharge or eliminate (or bond in a manner satisfactory to Head Lessor and the Control Party), any Lien that may arise in violation of the foregoing. Head Lessee will notify Head Lessor, the Indenture Trustee and the Control Party in writing promptly upon a Responsible Officer of Head Lessee obtaining knowledge of any Lien, other than Permitted Encumbrances, that shall attach to any Head Lessor Compressor and of the full particulars of such Lien.

        13.    Loss, Damage or Destruction.

          13.1.    Risk of Loss, Damage or Destruction.    Head Lessee hereby assumes all risk of loss, damage, theft, taking, destruction, confiscation, requisition or commandeering, partial or complete, of or to each Head Lessor Compressor subject to this Head Lease ("Loss, Damage or Destruction"), however caused or occasioned except for Loss, Damage or Destruction caused by the gross negligence or willful misconduct of Head Lessor. Any such risk of Loss, Damage or Destruction shall be borne by Head Lessee with respect to each such Head Lessor Compressor commencing on the Effective Date for the Lease Supplement covering such Head Lessor Compressor, and continuing until the earlier to occur of (x) the return of such Head Lessor Compressor to Head Lessor in accordance with the provisions of Section 5 hereof or (y) the transfer of such Head Lessor Compressor to Head Lessee in accordance with the provisions of Section 21 or 22.

          13.2.    Payment Upon an Event of Loss.    If an Event of Loss occurs with respect to a Head Lessor Compressor subject to this Head Lease during the Term, Head Lessee shall within thirty (30) days after the occurrence of such Event of Loss: (i) replace such Head Lessor Compressor in accordance with the provisions of Section 13.4 hereof or (ii) pay to Head Lessor an amount equal to the sum of (A) all unpaid Monthly Lease Payments (determined on a pro rata basis based on the number of horsepower of such Head Lessor Compressor relative to the total horse power of all Head Lessor Compressors then subject to this Head Lease) due and payable for such Head Lessor Compressor, plus (B) the then Depreciated Value of such Head Lessor Compressor, plus (C) all other Additional Payment, and Supplemental Rent (determined on a pro rata basis based on the number of horsepower of such Head Lessor Compressor relative to the total horse power of all Head Lessor Compressors) due for such Head Lessor Compressor as of the date of payment of the amounts specified in the foregoing clauses (A) and (B), plus (D) such additional amount as may be necessary so that, after distribution of such sum from the Head Lessee Collection Account pursuant to the provisions of the Head Lessee Security Agreement, the amount actually received by the Head Lessor for deposit into the Trust Account equals the sum of (A), (B), and (C) above. So long as no Head Lease Event of Default is then continuing, any payments received at any time by Head Lessor from any insurer or other third party as a result of the occurrence of such Event of Loss will be applied in reduction of Head Lessee's obligation to pay the foregoing amounts (if not already paid by Head Lessee) or, if already paid by Head Lessee, will be applied to reimburse Head Lessee for its payment of such amount. If a Head Lease Event of Default shall have occurred and be continuing, any such insurance proceeds shall be paid to, or retained by, Head Lessor or the Indenture Trustee and applied in accordance with the priority of payments established under the Indenture. In the event that any payments received by Head Lessor or Indenture Trustee referred to in the immediately preceding sentence with respect to any Head Lessor Compressor exceed any amounts due and owing by Head Lessee to Head Lessor under the Related Documents, then, provided there are no amounts then due and owing by Head Lessor to any Entitled Party under the Related Documents, such excess shall forthwith be paid to Head Lessee. Upon payment in full of the amounts described in the first sentence of this Section 13.2, (a) the Head Lessee's obligations hereunder with respect to the applicable Head Lessor Compressor (other than those expressly stated to survive the termination of this Head Lease) shall terminate, (b) all rights and interests of Head Lessor in such Head Lessor Compressor shall automatically cease and (c) title to such Head Lessor Compressor shall vest in Head Lessee. Head Lessor will, at the request and cost of Head Lessee, furnish to or at the direction of Head Lessee, a bill of sale without recourse or warranty (except as to the absence of Head Lessor Liens) and otherwise in form and substance reasonably satisfactory to Head Lessee and Head Lessor, evidencing the transfer to or at the direction of Head Lessee, all of Head

  Lessor's right, title and interest in and to such Head Lessor Compressor(s), on an "as-is, where-is" basis. Following any such transfer, Head Lessee will be subrogated to all claims of Head Lessor, if any, against third parties to the extent the same relate to physical damage to or loss of the transferred Head Lessor Compressor, which was the subject of such Event of Loss.

          13.3.    Application of Payments Not Relating to an Event of Loss.    Any payments (including, without limitation, insurance proceeds) received at any time by Head Lessor or Head Lessee from any Governmental Authority or other Person with respect to any loss or damage to any Head Lessor Compressor not constituting an Event of Loss, will be applied directly in payment of repairs or for replacement of property in accordance with the provisions of Section 13 hereof, if not already paid by Head Lessee, or if already paid by Head Lessee and no Head Lease Event of Default shall have occurred and be continuing, shall be applied to reimburse Head Lessee for such payment. Any balance remaining after making such payment in accordance with the provisions of said Sections with respect to such loss or damage shall be retained by Head Lessee. If any Head Lease Event of Default shall have occurred and be continuing, all payments hereunder shall be paid to Head Lessor and applied in accordance with the priority of payments set forth in the Indenture.

          13.4.    Substitution of Head Lessor Compressors.    So long as no Trigger Event or Prospective Trigger Event would result therefrom, the Head Lessee may substitute one or more Eligible Compressors for any Head Lessor Compressor(s) for which an Event of Loss has occurred. Any such substitution shall be implemented in accordance with and subject to the restrictions set forth in Section 21(b).

        14.    Insurance.

        Head Lessee shall cause the Manager to maintain Property Insurance and Liability Insurance in accordance with the terms of Section 5.7 of the Management Agreement.

        15.    NO HEAD LESSOR WARRANTIES.    HEAD LESSOR HEREBY LEASES THE HEAD LESSOR COMPRESSORS TO HEAD LESSEE AS-IS WHERE-IS, WITH ALL FAULTS, IF ANY, AND IN WHATEVER CONDITION SUCH COMPRESSORS MAY BE IN, AND EXPRESSLY DISCLAIMS AND MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESSED OR IMPLIED, AS TO THE DESIGN, CONDITION, QUALITY, CAPACITY, MERCHANTABILITY, DURABILITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF, OR ANY OTHER MATTER CONCERNING, SUCH COMPRESSORS. HEAD LESSEE HEREBY WAIVES ANY CLAIM (INCLUDING ANY CLAIM BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT OR INFRINGEMENT) IT MIGHT HAVE AGAINST HEAD LESSOR, ANY OTHER INDEMNITEE OR ANY OTHER PERSON FOR ANY LOSS, DAMAGE (INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGE) OR EXPENSE CAUSED BY THE COMPRESSORS OR BY HEAD LESSEE'S OR ANY SUBLESSEE'S LOSS OF USE THEREOF FOR ANY REASON WHATSOEVER, INCLUDING COMPLIANCE WITH ENVIRONMENTAL LAWS (WHICH ITEMS OF HEAD LESSOR COMPRESSORS, HEAD LESSEE ACKNOWLEDGES, WERE SELECTED BY HEAD LESSEE ON THE BASIS OF ITS OWN JUDGMENT WITHOUT RELIANCE ON ANY STATEMENTS, REPRESENTATIONS, GUARANTIES OR WARRANTIES MADE BY HEAD LESSOR OR ANY OTHER INDEMNITEE).

        16.    Assignment of Manufacturer Warranties.    So long and only so long as (x) a Head Lease Event of Default shall not have occurred and be continuing, (y) any Head Lessor Compressor shall be subject to this Head Lease and (z) the Head Lessee shall be entitled to possession of such Head Lessor Compressor pursuant to the terms of this Head Lease, Head Lessor authorizes Head Lessee, at Head Lessee's expense, to assert for Head Lessee's account, and assigns to Head Lessee all rights and powers of Head Lessor under any manufacturer's, vendor's or dealer's warranty on the Head Lessor

Compressors or any part thereof and Head Lessor agrees to use reasonable efforts at Head Lessee's expense to assist Head Lessee in obtaining the benefits of such warranties; provided, however, that Head Lessee shall indemnify, protect, save, defend and hold harmless Head Lessor and each other Indemnitee from and against any and all claims, and all costs, expenses, damages, losses and liabilities incurred or suffered by Head Lessor in connection therewith, as a result of, or incident to, any action by Head Lessee pursuant to the foregoing authorization.

        17.    Head Lease Event of Default.    The occurrence of any of the following specified events or conditions (whatever the reason for such event or condition and whether such event or condition shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a "Head Lease Event of Default":

          (a)  Head Lessee shall fail to make any payment of Monthly Lease Payment on the date such payment becomes due and such failure shall continue unremedied for two (2) Business Days after the due date thereof; or

          (b)  Head Lessee shall fail to pay in full all the Head Lessee Secured Obligations by the Final Maturity Date; or

          (c)  the Head Lessee shall incur or assume, or permit to exist, any Liens on the Collateral (except Permitted Encumbrances) and any such Liens shall continue to exist unremedied for a period of ten (10) days after the earlier to occur of (i) receipt by Head Lessee of written notice thereof from the Head Lessor, the Indenture Trustee or any Entitled Party or (ii) the date on which any of the president, any senior vice president or any executive vice president of Head Lessee shall have actual knowledge of such Liens; or

          (d)  the Head Lessor shall fail to have a first priority perfected security interest in all or any portion of the Head Lessee Collateral; or

          (e)  Head Lessee shall fail to perform or observe any covenant, condition, or agreement to be performed or observed by it under any Related Document (other than those identified in clauses (a), (c) and (d) above and the failure to pay the Purchase Option Amount on the date when due) and, if such failure is capable of remedy, such failure shall continue unremedied for a period of ten (10) days after the earlier to occur of (i) receipt by Head Lessee of written notice thereof from the Head Lessor, the Indenture Trustee or any Entitled Party or (ii) the date on which any of the president, any senior vice president or any executive vice president of Head Lessee shall have actual knowledge of such failure; or

          (f)    any representation or warranty made by Head Lessee in any of the Related Documents, or in any certificate delivered pursuant thereto, shall prove to be untrue in any material respect on the date on which made and, if such misrepresentation or breach of warranty is capable of cure, such misrepresentation or breach of warranty continues unremedied for fifteen (15) days after the earliest to occur of (i) receipt by Head Lessee of notice thereof from the Indenture Trustee or any Entitled Party or (ii) the Indenture Trustee or any Entitled Party delivers a notice to the Head Lessee to such effect or (iii) the date on which any of the president, any senior vice president or any executive vice president of Head Lessee shall have actual knowledge of such misrepresentation or breach of warranty; or

          (g)  the entry of a decree or order for relief by a court having jurisdiction in respect of the Head Lessee in any involuntary case under any applicable Insolvency Law, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) for the Head Lessee or for any substantial part of its properties, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (h)  the commencement by the Head Lessee of a voluntary case under any applicable Insolvency Law, or other similar law now or hereafter in effect, or the consent by the Head Lessee to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Head Lessee or any substantial part of its properties, or the making by the Head Lessee of any general assignment for the benefit of creditors, or the inability or the inability or failure by the Head Lessee generally to pay its debts as they become due, or the taking of any action by the Head Lessee in furtherance of any such action; or

          (i)    the Head Lessee is required to register as an investment company under the Investment Company Act of 1940, as amended; or

          (j)    the rendering against the Head Lessee of a final judgment, decree or order for the payment of money in excess of $25,000 and the continuance of such judgment, decree or order unsatisfied, unbonded or uninsured for a period of five (5) consecutive days; or

          (k)  an Event of Default shall have occurred and then be continuing.

        18.    Remedies Upon Default.    Upon the occurrence of any Head Lease Event of Default and at any time thereafter, Head Lessor may (and shall at the direction of the Control Party) exercise one or more of the following remedies, to the extent permitted by applicable law, as Head Lessor in its sole discretion shall elect:

          (a)  Head Lessor may terminate or cancel this Head Lease, without prejudice to any other remedies of Head Lessor hereunder or under any of the Related Documents, with respect to all or any Head Lessor Compressor, and whether or not this Head Lease has been so terminated, may enter the premises of Head Lessee, subject to Head Lessee's normal safety and security concerns, including standard confidentiality requirements, or any other party to take immediate possession of the Head Lessor Compressors and remove all or any Head Lessor Compressor by summary proceedings or otherwise, or may cause Head Lessee, at Head Lessee's expense, to (i) store, maintain, surrender and deliver possession of the Head Lessor Compressors in the same manner as provided in Section 5 and/or (ii) assign to the Head Lessor all of its rights under any User Lease then in effect with respect to any Head Lessor Compressor subject to this Head Lease;

          (b)  Head Lessor may hold, keep idle or lease to others any Head Lessor Compressor, as Head Lessor in its sole discretion may determine, free and clear of any rights of Head Lessee, except that Head Lessee's obligation to pay Monthly Lease Payments, make Scheduled Deposits or Additional Payments on any Rent Payment Date after Head Lessee shall have been deprived of possession pursuant to this Section 18 shall be reduced by the net proceeds (after deducting therefrom all costs incurred by the Head Lessor or any other Indemnitee in connection with leasing such Head Lessor Compressors to any other Person, including all broker's costs and commissions and all costs of repair and alterations), if any, received by Head Lessor from leasing the Head Lessor Compressors to any Person other than Head Lessee for the same periods or any portion thereof;

          (c)  Head Lessor may sell the Head Lessor Compressors at public or private sale as Head Lessor may determine, free and clear of any rights of Head Lessee, and Head Lessee shall pay to Head Lessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Monthly Lease Payments due for the Head Lessor Compressor (determined on a pro rata basis based on the number of horsepower of such Head Lessor Compressor relative to the total horse power of all Head Lessor Compressors) so sold for any period commencing after the date on which such sale occurs), the sum, without duplication, of (i) all unpaid Monthly Lease Payments, Scheduled Deposits, Additional Payments and Supplemental Rent payable for such Head Lessor Compressor, together with all other termination payments payable under any Interest Rate Swap Agreement, including any previously terminated Interest Rate Swap Agreements, (determined on a pro rata basis based on the number of horsepower of such Head Lessor Compressor relative to the total horse power of all Head Lessor Compressors) for all periods through the date on which such sale occurs, (ii) an amount equal to the excess, if any, of (x) the Appraised Value of the Head Lessor Compressor so sold over (y) the net proceeds of such sale, and (iii) interest at the rate specified in Section 2.3 on such amounts from the due date thereof until the date of actual payment;

          (d)  the Head Lessor, by written notice to the Head Lessee specifying a payment date which shall be not earlier than ten (10), nor more than sixty (60), days from the date of such notice, may demand that the Head Lessee pay to the Head Lessor, and the Head Lessee shall pay the Head Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Monthly Lease Payment, Scheduled Deposits and Additional Payments and Supplemental Rent payable under this Head Lease after such payment date), an amount equal to the sum of (i) all unpaid Monthly Lease Payments, Scheduled Deposits, Additional Payments and Supplemental Rent due and payable on or before such payment date, together with all other termination payments payable under any Interest Rate Swap Agreement, including any previously terminated Interest Rate Swap Agreements, (ii) an amount equal to the excess, if any, of the Appraised Value of all Head Lessor Compressors (determined as of the Closing Date, the Contribution Date or the Substitution Date, as appropriate, without regard to any reappraisal after such date) over the Fair Market Sales Value of all of the Head Lessor Compressors leased hereunder as of such payment date and (iii) to the extent permitted by Applicable Law, interest at the Overdue Rate on the amounts payable pursuant to this Section 18(d) from the payment date specified pursuant to this Section 18(d) to the date of actual payment of all such amounts;

          (e)  Unless all of the Head Lessor Compressors have been sold in their entirety, the Head Lessor may, whether or not the Head Lessor shall have exercised or shall thereafter at any time exercise any of its rights under any other provision of this Section 18, demand, by written notice to the Head Lessee specifying a purchase date not earlier than three Business Days after the date of such notice, that the Head Lessee purchase, in accordance with the provisions of Section 23, all Head Lessor Compressors on the purchase date specified in such notice for a price equal to the Purchase Option Amount for each Head Lessor Compressor then subject to any Lease Supplement and, upon delivery of such notice, the Head Lessee shall be obligated to pay such Purchase Option Amount to the Head Lessor in cash on such date specified in such notice. Without limiting the obligations of the Head Lessee under the preceding sentence (which obligations are unconditional), the Head Lessor may, at its option, elect to apply all or any of the amounts then on deposit in the Collateral Account and available for distribution to the Head Lessor (after giving effect to all other required distributions from the Collateral Account) toward the Head Lessee's obligation to pay such Purchase Option Amount (in which case, such amounts shall be distributed from the Collateral Account to the Head Lessor for deposit into the Trust Account and distributed from the Trust Account in accordance with the provisions of the Indenture).

          (f)    Head Lessor may exercise any other right or remedy which may be available to it under the Head Lessee Security Agreement or Applicable Law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof and terminate this Head Lease. In addition, Head Lessee shall be liable for all costs and expenses, including reasonable attorney's fees and expenses, incurred by Head Lessor and any Entitled Party by reason of the occurrence of any Head Lease Event of Default or the exercise of Head Lessor's remedies with respect thereto, including all reasonable costs and expenses incurred in connection with the return of the Head Lessor Compressors in accordance with Section 5 or in placing the Head Lessor Compressors in the condition required by said Section.

Except as otherwise expressly provided above, no remedy referred to in this Section 18 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Head Lessor at law or in equity; and the exercise or beginning of exercise by Head Lessor of any one or more of such remedies shall not constitute the exclusive election of such remedies and shall not preclude the simultaneous or later exercise by Head Lessor of any or all of such other remedies. No express or implied waiver by Head Lessor of any Head Lease Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Head Lease Event of Default. To the extent permitted by applicable law, Head Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Head Lessor to sell, lease or otherwise use the Head Lessor Compressors in mitigation of Head Lessor's damages as set forth in this Section 18 or which may otherwise limit or modify any of Head Lessor's rights and remedies in this Section 18.

        19.    Head Lessor's Right to Perform for Head Lessee.    During the existence and continuance of a Head Lease Event of Default, the Head Lessor or its designee may, but shall not be obligated to, (i) subject to the terms of any Related Document, perform any and all acts required by the Head Lessee's covenants herein contained and take all such action thereon as in the Head Lessor's opinion may be reasonably necessary or appropriate therefor and (ii) make payments or advances to perform the same. The Head Lessee shall reimburse the Head Lessor for the amount of any such payment or advance and the amount of the Head Lessor's and its designee's and other Indemnitee's reasonable and documented costs and expenses incurred in connection with such acts or cure, together with interest thereon, to the extent permitted by Applicable Law, at the Overdue Rate, all of which shall be deemed Supplemental Rent due and payable by the Head Lessee upon demand and shall be paid in accordance with Sections 2.3 and 2.4. The Head Lessor shall be under no obligation to the Head Lessee or any other Person to perform any such act or make any such payment, and no such payment or performance shall be deemed to waive any Head Lease Event of Default or relieve the Head Lessee of its obligations hereunder or be deemed an eviction or termination of this Head Lease or a repossession of the Head Lessor Compressors or any interest therein.

        20.    Optional Conversion to Finance Lease.    Upon the written request of the Head Lessee delivered to the Head Lessor, the Control Party, the Deal Agent and the Indenture Trustee at least 15 days prior to the date specified in such request, the Head Lessor and the Head Lessee agree, at the sole expense of the Head Lessee, to negotiate amendments to this Head Lease and any Lease Supplement previously issued pursuant to the terms of this Head Lease and the other Related Documents so as to increase the amount of the Maximum Lease Payment Adjustment by an amount specified by the Head Lessee; provided that all of the following conditions have been satisfied:

    (i)
    after giving effect to such adjustment, this Head Lease and all Lease Supplements will be characterized by the Head Lessee as a Finance Lease;

    (ii)
    on the effective date of such adjustment, there shall be an adjustment to the Maximum Head Lessee Risk Amount and Maximum Head Lessor Risk Amount to take into account the change resulting from such increase in the Maximum Lease Payment Adjustment;

    (iii)
    if the Head Lessee makes the election described in this Section 20 on or after the Commitment Termination Date, then the Scheduled Deposit Amount(s) for all subsequent Rent Payment Dates shall be recalculated in a manner to reflect the revised Maximum Lease Payment Adjustment and the number of months that have previously elapsed since the Commitment Termination Date;

    (iv)
    on the effective date of such adjustment, each of the Head Lessee, the Head Lessor, the Control Party and the Indenture Trustee shall have executed and delivered all appropriate supplements to the Related Documents that are necessary to give effect to such increase in the Maximum Lease Payment Adjustment, in form and substance reasonably satisfactory to the Head Lessee, the Head Lessor and the Control Party;

    (v)
    the Head Lessor and the Control Party shall have received from Head Lessee a certificate dated the date of the issuance executed on behalf of Head Lessee by an officer thereof stating that all conditions precedent to this adjustment have been satisfied; and

    (vi)
    the consummation of the transaction contemplated by this Section 20 shall not violate any Applicable Law.

        21.    Head Lessee's Purchase Option and Substitution Rights During Lease Term.

          (a)  The Head Lessee may, upon not less than three (3) Business Days' prior written notice to each of the Head Lessor and the Control Party, purchase one or more Head Lessor Compressor(s) identified in such notification for an amount in cash equal to the sum of (A) the sum of the Appraised Value(s) of such Head Lessor Compressor(s) measured as of the Contribution Date, as applicable, (B) a ratable portion (based on such Appraised Value(s) of such Head Lessor Compressors) of the sum of (x) accrued but unpaid interest on the Notes and accrued but unpaid Limited Partner Preferred Return on the Certificates to the date of such payment and (y) (without duplication of (x)) accrued and unpaid Monthly Lease Payments, (C) Breakage Costs, any unpaid termination payments resulting from any Issuer Swap Default and other costs associated with the partial termination of the related Interest Rate Swap Agreements, (D) in connection with the purchase of all Head Lessor Compressors then subject to this Head Lease, all other termination payments payable under an Interest Rate Swap Agreement, including any previously terminated Interest Rate Swap Agreements, and (E) such additional amount as may be necessary so that, after distribution of such sum from the Head Lessee Collection Account pursuant to the provisions of the Head Lessee Security Agreement, the amount actually received by the Head Lessor for deposit into the Trust Account equals the sum of (A), (B), (C) and (D) above; provided, however, that if at any time such purchase option is elected with respect to less than all of the Head Lessor Compressors subject to a particular Lease Supplement, those Head Lessor Compressors selected by the Head Lessee for purchase shall be selected by the Head Lessee in a non-discriminatory manner and shall, in the aggregate, be substantially similar to the remaining Head Lessor Compressors in such Lease Pool that were not selected for purchase with respect to each of the following characteristics:

      (i)
      utilization;

      (ii)
      age;

      (iii)
      User concentrations levels; and

      (iv)
      horsepower concentrations.

  Upon payment in full of such amounts to the Head Lessor (for deposit into the Head Lessee Collection Account), Head Lessor will, at the request and cost of Head Lessee, transfer to, or at the direction of Head Lessee, without recourse or warranty (except as to the absence of Head Lessor Liens), all of Head Lessor's right, title and interest in and to each such Head Lessor Compressor, "as- is, where-is" and at the cost and request of Head Lessee, furnish to or at the direction of Head Lessee, a bill of sale without recourse or warranty evidencing such transfer (except as to the absence of Head Lessor Liens), such bill of sale to be in form and substance reasonably satisfactory to Head Lessee and Head Lessor.

          (b)    Substitutions of Equipment

      (i)
      Notwithstanding any provision of any Related Document to the contrary and subject to the provisions of this Section 21, Head Lessee may at any time, so long as no

        Head Lease Event of Default has occurred and is continuing hereunder, substitute one or more Head Lessor Compressors ("Replaced Equipment") with Compressors ("Replacement Equipment") provided that (x) the Replacement Equipment has a Depreciated Value which is greater than or equal to that of the Replaced Equipment; (y) the Replacement Equipment has a Weighted Average Age which is less than or equal to the Replaced Equipment; (z) the Replacement Equipment, based upon collectible billed rental amounts, in the aggregate has Net Revenues not less than the Net Revenues of the Replaced Equipment; (aa) the Excess 99 hp Amount, the Excess 299 hp Amount, the Excess 599 hp Amount, the Excess 999 hp Amount, the Excess B Rated Lessee Concentration Amount, the Excess BB Rated Lessee Concentration Amount and the Excess Investment Grade Lessee Concentration Amount do not exceed values existing immediately prior to the substitution of the Replaced Equipment with the Replacement Equipment; and (bb) the Replacement Equipment qualifies as Eligible Compressors and the User Lease(s), if any, in connection with the Replacement Equipment qualifies as an Eligible Lease. Notwithstanding anything contained herein to the contrary, provided that the cumulative substitutions for any one year are less than ten percent (10%) of the aggregate Depreciated Values of Replacement Equipment of all Head Lessor Compressors, the requirement contained in subsection (x) of this Section 21(b)(i) can be satisfied by comparing the book values of the Replaced Equipment with the book values of the Replacement Equipment.

      (ii)
      On the first Business Day of each week after Head Lessee has, in the immediately prior calendar week, substituted Replacement Equipment for Replaced Equipment, Head Lessee shall provide Head Lessor with written notice thereof ("Notice of Substitution") in the form required pursuant to the Contribution Agreement which Notice of Substitution shall have attached thereto one or more bills of sale representing the transfer from the seller thereof to Head Lessor and contain a certification from the Head Lessee as to the Depreciated Value of each item of Replacement Equipment. Upon delivery of a Notice of Substitution with respect to a Head Lessor Compressor under this Section 21(b), and provided that all conditions to such substitution set forth herein shall have been satisfied, all rights and interests of Head Lessor in such Replaced Equipment shall automatically cease and vest in Head Lessee. Head Lessor will at the request and cost of Head Lessee furnish to or at the direction of Head Lessee, a bill of sale without recourse or warranty (except as to the absence of Head Lessor Liens) and otherwise in form and substance reasonably satisfactory to Head Lessee and Head Lessor, evidencing the transfer to or at the direction of Head Lessee, of all of Lessor's right, title and interest in and to such Replaced Item(s), "as-is", "where-is". The purchase price for such Replacement Equipment shall be deemed paid by Head Lessor by virtue of its reconveyance to Head Lessee or its designee of the Replaced Equipment and no further action shall be required (x) between Head Lessee or the seller of such Replacement Equipment on the one hand and Head Lessor on the other hand to convey the Replacement Equipment to Head Lessor or (y) between Head Lessee or its designated purchaser of the Replaced Equipment on the one hand and Head Lessor on the other hand to convey the Replaced Equipment to Lessee or its designee, provided that Head Lessor shall execute or cause Indenture Trustee to execute any documents reasonably requested by Head Lessee (at Head Lessee's sole cost and expense) to evidence the release of any Liens created pursuant to the Related Documents with respect to such Replaced Equipment. Upon the occurrence of such events, Replacement Equipment shall be deemed to be Head Lessor Compressors as of the date of the related Notice of Substitution for all purposes set forth in this Head Lease and the other Related Documents and the Depreciated Value for such Replacement Equipment on the applicable Substitution Date shall be deemed to be equal to the Depreciated Value set forth therefor on the Notice of Substitution.

          21.1.    Refinance Option.    The Head Lessee may request, upon not less than one hundred twenty (120) Business Days' prior written notice delivered to each of the Head Lessor, the Control Party, the Deal Agent and the Interest Rate Hedge Provider, and the Head Lessor agrees, upon receipt of such request, to negotiate, at the sole cost of the Head Lessee, for the purposes of causing a refinancing of all (but not less than all) of the Outstanding Obligations and all other amounts then due and payable by the Head Lessor pursuant to the terms of the Related Documents.

        22.    End of Lease Term Options.    The Head Lessee shall have the option to elect to exercise (i) the Head Lessee Purchase Option in accordance with the provisions of Section 23 hereof, (ii) the Return Option in accordance with the provisions of Section 24 hereof or (iii) the Renewal Option in accordance with the provisions of Section 24A hereof, in each case by delivering written notice of such election not less than 180 days prior to the Termination Date. If the Head Lessee fails to deliver such written notice before such 180th day, or if the Head Lessee shall have elected (iii) above but the Head Lessor shall not have consented to such renewal before such 180th day, then, in each such case, the Head Lessee shall be deemed to have irrevocably elected to exercise the Return Option under clause (ii) above.

        23.    Head Lessee End of Term Purchase Option.

          23.1.    Election of Head Lessee Purchase Option.    The Head Lessee shall have the option to purchase at the end of the Term of any Lease Supplement all (but not less than all) of the Head Lessor Compressors then subject to such Lease Supplement on the Termination Date for such Lease Supplement for a purchase price equal to the Purchase Option Amount in accordance with the terms of this Section 23; provided, that the Head Lessee shall have elected to exercise its Head Lessee Purchase Option with respect to all Lease Supplements then subject to this Head Lease. The Head Lessee may exercise the Head Lessee Purchase Option by giving written notice (which notice shall be irrevocable) to the Head Lessor (with a copy to the Control Party and the Indenture Trustee) not more than 210 days prior to the Termination Date and not less than 180 days prior to the Termination Date (which election shall be irrevocable as of the 180th day prior to the Termination Date). The Head Lessor shall have the right to request from the Lessee not more than one year prior to the Termination Date a notice from the Lessee as to its intention with respect to its exercise of such Head Lessee Purchase Option; provided, however, that failure to make any such request shall not alter the rights or obligations of the parties or give rise to any liability on the part of the Head Lessor nor shall it limit to Head Lessee's right to change its intentions in that regard. To the extent the Purchase Option Amount is not paid in full on the Termination Date, such unpaid amount shall bear interest until the date on which such amounts are paid in full at a rate per annum equal to the sum of (x) the Adjusted Eurodollar Rate and (y) two and one half of one percent (2.5%) per annum.

          23.2.    Payment of Purchase Price.    If the Head Lessee shall have elected (or shall be deemed to have elected) to exercise the Head Lessee Purchase Option in accordance with the provisions of Section 23.1 hereof, the Head Lessee shall pay to the Head Lessor (for deposit into the Head Lessee Collection Account) on the Termination Date the Purchase Option Amount for each Head Lessor Compressor then subject to any Lease Supplement and may apply the amounts on deposit in the Collateral Account that are available for distribution to the Head Lessor (after giving effect to all other required distributions from the Collateral Account) in payment of such amount. Upon payment in full of the Purchase Option Amount, Head Lessor will, at the request and cost of

  Head Lessee, transfer to, or at the direction of Head Lessee, without recourse or warranty (except as to the absence of Head Lessor Liens), all of Head Lessor's right, title and interest in and to each such Head Lessor Compressor, "as-is, where-is" and at the cost and request of Head Lessee, furnish to or at the direction of Head Lessee, a bill of sale without recourse or warranty evidencing such transfer (except as to the absence of Head Lessor Liens), such bill of sale to be in form and substance reasonably satisfactory to Head Lessee and Head Lessor.

        24.    Return Option.    The Head Lessee may elect to exercise the return of all (but not less than all) the Head Lessor Compressors that are then subject to this Head Lease by giving written notice of such election to the Head Lessor and the Control Party not more than 210 days nor less than 180 days prior to the Termination Date.

          24.1.    Maximum Lease Payment Adjustment.    If the Head Lessee shall have elected its Return Option under this Section 24, then on the Termination Date, the Head Lessee shall pay to Head Lessor from amounts on deposit in the Collateral Account and Available Head Lessee Collections that are available therefor an amount equal to the Maximum Lease Payment Adjustment. To the extent the Maximum Lease Payment Adjustment is not paid in full on the Termination Date, such unpaid amount shall bear interest until the date on which such amounts are paid in full at a rate per annum equal to the sum of (x) the Adjusted Eurodollar Rate and (y) two and one half of one percent (2.5%) per annum.

          24.2.    Renewal Option.    So long as (i) the Head Lessee has not elected to exercise the Return Option as set forth in Section 24 hereof and (ii) the Head Lessee has not elected (or be deemed to have elected to) the Head Lessee Purchase Option as set forth in Section 23 hereof under Section 23.1, Head Lessee may request in a written notice to the Head Lessor and the Control Party (with a copy to the Indenture Trustee) not more than 210 days prior nor less than 180 days prior to the Termination Date to renew this Head Lease (the "Renewal Option") with respect to all (but not less than all) of the Head Lessor Compressors. Such Renewal Option shall continue the terms of this Head Lease and the related Lease Supplement; in its sole discretion, the Head Lessor shall determine on or before the date three (3) months prior to the Termination Date whether to renew and extend the leasing of the Head Lessor Compressors and to specify the terms and conditions on which the Head Lessor would be willing to do so; provided that any renewal and the terms thereof shall be with the prior approval of the Control Party in its sole discretion. Any failure on the part of Head Lessor to respond to Head Lessee's request shall be deemed a refusal to extend the Term of the affected Lease Supplement(s).

        25.    General Indemnity.

          (a)  The Head Lessee hereby agrees to, and hereby does, indemnify each Indemnitee on an After-Tax Basis against, and agrees to protect, defend and keep harmless on an After-Tax Basis each Indemnitee from, any and all liabilities (including, without limitation, negligence, warranty, statutory, product, strict or absolute liability, liability in tort or otherwise), obligations, losses, settlements, damages, penalties, claims, actions, suits, judgments or proceedings of any kind and nature, costs, expenses and disbursements (including reasonable legal fees and expenses of external counsel and reasonable allocable fees and expenses of internal legal counsel) of whatsoever kind and nature (whether or not any of the transactions contemplated by the Related Documents are consummated), imposed on, incurred or suffered by, or asserted against, such Indemnitee (herein collectively called "Claims"), in any way relating to or arising out of:

      (i)
      the Head Lessor Compressors, the Head Lessee Security Agreement or any portion of or interest in either of the foregoing or any other property in which the Head Lessor has an interest under any Related Document;

      (ii)
      the Head Lease, the Head Lessee Security Agreement and any other Related Document or any of the transactions contemplated thereby, or resulting therefrom, or execution or delivery thereof, or the performance, enforcement or amendment of any of the terms thereof;

      (iii)
      the conduct of the business or affairs of the Head Lessee or the purchase, acceptance, rejection, financing, refinancing, mortgaging, delivery, non-delivery, manufacture, construction, acquisition, design, condition, operation, use, ownership, lease, sublease, sub-sublease, maintenance, repair, substitution, possession, rental, conversion, return, registration, re-registration, alteration, overhaul, modification, improvement, testing, removal, replacement, installation, storage, severance, transfer of title, abandonment, sale, resale, or other application or disposition or use of the Head Lessor Compressors, and the Head Lessee Collateral or any portion of or interest in any one or more of the foregoing or any other property in which the Head Lessor has an interest under any Related Document, including, without limitation, any Claim in any way relating to or arising out of (a) any violation of environmental law, (b) loss of or damage to any property or the environment or death or injury to any Person, (c) any patent, trademark or copyright infringement, and (d) latent or other defects, regardless of whether discoverable; and including, without limitation, injury, death, and property damage to others;

      (iv)
      non-performance or breach by Head Lessee of any covenant or obligation, or the falsity of any representation or warranty by Head Lessee, contained in this Head Lease, the Head Lessee Security Agreement or any other Related Document or any act, or omission to act in breach of a legal duty to act, with respect to or in connection with this Head Lease, any Related Documents or the Head Lessor Compressors or any portion of or interest in any one or more of the foregoing or any other property in which the Head Lessor has an interest under any Related Document;

      (v)
      any increased costs, Breakage Costs, termination amounts or other indemnities payable with respect to the Notes, the Certificates, the Interest Rate Swap Agreements, the Notes Policy, the Certificates Policy or the Insurance Agreement;

      (vi)
      the imposition of any Lien on or with respect to any Head Lessor Compressor or any Head Lessee Collateral or any portion of or interest in any one or more of the foregoing or any other property in which the Indenture Trustee has an interest under any Related Document;

      (vii)
      any violation of any Applicable Law with respect to the Head Lessor Compressors, the Head Lessee Collateral or any portion of or interest in any one or more of the foregoing, or any other property in which any Indemnitee has an interest under any Related Document or the transactions contemplated by or resulting from the Related Documents;

      (viii)
      the environmental condition and impact of, to or from the Head Lessor Compressors, the Head Lessee Collateral or any other property in which any Indemnitee has an interest under any Related Document;

      (ix)
      any regulatory action under Applicable Law pertaining directly or indirectly to the Head Lessor Compressors, the Head Lessee Collateral or any other property in which any Indemnitee has an interest under any Related Document;

      (x)
      any failure to provide and maintain the Head Lessee Collateral in accordance with the terms of the Related Documents; or

      (xi)
      any change in Applicable Law occurring after the Closing Date.

          (b)  The following Claims are excluded from the Head Lessee's agreement to indemnify any Indemnitee under Section 25(a):

      (i)
      any Claim attributable to events or circumstances occurring after (A) the return of all Head Lessor Compressors to Head Lessor in the condition required by Section 5 (except for any Claim arising from a return under conditions not in accordance with this Head Lease or a return in connection with a Head Lease Event of Default) or (B) the purchase of all of the Head Lessor Compressors by the Head Lessee and payment in full of all applicable Purchase Option Amounts or other purchase price therefor provided for under the Related Documents by the Head Lessee (except to the extent that such Claim arises in respect of or relating to any period prior to or simultaneously with the occurrence of the events described in (A) or (B)), unless such Claim relates to, or is a remedy with respect to, any Head Lease Event of Default;

      (ii)
      any Claim that is a Tax (other than any Tax included for purposes of making a payment on an After-Tax Basis) or a cost related to the payment, non-payment or contesting of a Tax whether or not such Tax or cost is indemnified for under any other provision of this Head Lease or any other Related Document;

      (iii)
      with respect to a particular Indemnitee, any Claim to the extent, but only to the extent, resulting from the gross negligence or willful misconduct of such Indemnitee (except to the extent, in each case, if any, that such gross negligence or willful misconduct is imputed to such Indemnitee by reason of such Indemnitee's interest in the Head Lessor Compressors) or under the Related Document;

      (iv)
      with respect to a particular Indemnitee, any Claim to the extent, but only to the extent, caused by the breach by such Indemnitee of any material agreement, covenant or indemnification in any Related Document, except, in each case, to the extent that such breach shall have been caused by any act, or failure to act in breach of a duty to do so, by Head Lessee or any of its Affiliates;

      (v)
      with respect to a particular Indemnitee, any Claim to the extent, but only to the extent, caused by any misrepresentation or breach of warranty of a material nature by such Indemnitee contained in any Related Document;

      (vi)
      with respect to a particular Indemnitee, any Claim that is a cost, fee or expense payable by such Indemnitee pursuant to any provision of this Head Lease or any other Related Document where it is expressly stated in such provision that such cost, fee or expense is not subject to indemnification by the Head Lessee under this Head Lease or any other Related Document;

      (vii)
      with respect to any particular Indemnitee, any Claim to the extent caused by amendments, supplements, waivers or consents with respect to the Related Documents requested by such Indemnitee unless (i) a Head Lease Event of Default shall have occurred and be continuing, (ii) such amendment, supplement, waiver or consent shall have been required by any Related Document or by Applicable Law or (iii) the Head Lessee shall have expressly agreed to pay for the same in any Related Document;

      (viii)
      with respect to any particular Indemnitee, any Claim for losses of future profits or losses attributable to any Indemnitee's overhead (other than allocation of such Indemnitee's internal counsel expenses relating to a Head Lease Event of Default.

          (c)    Insured Claims.    In the case of any Claim indemnified by the Head Lessee hereunder which is covered by a policy of insurance maintained by the Head Lessee pursuant to Section 14 of this Head Lease, each Indemnitee agrees to cooperate, at the request of the Head Lessee and at the Head Lessee's expense, with the insurers in the exercise of their rights to investigate, defend or compromise such Claim as may be required to retain the benefits of such insurance with respect to such Claim.

          (d)    Subrogation.    To the extent that a Claim indemnified by the Head Lessee under this Section 25 is paid in full by the Head Lessee or an insurer under a policy of insurance maintained by the Head Lessee pursuant to Section 14 of this Head Lease, the Head Lessee or such other insurer, as the case may be, shall be subrogated to the rights and remedies of the Indemnitee on whose behalf such Claim was paid (other than rights of such Indemnitee under insurance policies maintained at its own expense) with respect to the transaction or event giving rise to such Claim; provided, however, that the Head Lessee shall not be entitled to exercise any such right of subrogation at any time while a Head Lease Event of Default has occurred and is continuing. Should an Indemnitee receive any refund, in whole or in part, with respect to any Claim paid by the Head Lessee hereunder, it shall promptly pay the amount refunded (but not an amount in excess of the amount the Head Lessee or any of its insurers, has paid in respect of such Claim) over to the Head Lessee after deducting from such amount any withholding Tax in respect thereof

  (and the Head Lessee shall indemnify the relevant Indemnitees against any such withholding Taxes).

          (e)    No Guaranty.    The general indemnification provisions of this Section 25 are not intended to constitute a guaranty by the Head Lessee that the principal or interest on the Note will be paid.

          (f)    Certain Amounts Payable.    The Head Lessee shall promptly pay on request to the party entitled thereto as Supplemental Rent (on an After-Tax Basis as to such party and the beneficiaries) amounts equal to all amounts, other than principal and interest, payable by the Issuer including, without limitation, increased costs, make-whole amount and tax indemnification.

          (g)    No Claim.    The amounts payable pursuant to this Section 25 shall not constitute a "claim" (as defined in Section 101 (5) of the Bankruptcy Code) as against the Head Lessee in the event amounts distributed from time to time under Section 7.2 of the Head Lessee Security Agreement are not sufficient to pay such amounts.

        26.    Tax Indemnity.

          (a)  Head Lessee agrees to pay timely, and promptly upon notice to indemnify and hold each Indemnitee harmless on an After-Tax Basis from, any and all Taxes imposed on or with respect to or asserted against such Indemnitee, the Head Lessee, this Head Lease (or any document contemplated hereby), the Head Lessor Compressors or any part or component thereof, or such Indemnitee's interest therein, by any federal, state, local or foreign government or taxing authority (each, a "Taxing Authority") with respect to any Indemnitee, the Head Lessor Compressors or any part thereof or interest therein, or the manufacture, purchase, acceptance, rejection, ownership, financing, refinancing, delivery, leasing, subleasing, possession, use, condition, operation, maintenance, repair, modification, replacement, return, sale or other disposition thereof, or upon or with respect to the Head Lessee or any sublessee or user of Head Lessor Compressors or any rental payments, receipts, earnings or other proceeds received or accrued with respect to the Head Lessor Compressors while the same is subject to any Lease Supplement, or with respect to the Related Documents or the transactions contemplated thereby, including all such Taxes payable under this Section 26 (excluding, however, (i) federal income taxes and Taxes to the extent based on, or to the extent measured by, the net income and, to the extent imposed as a result of such Indemnitee engaging in business in the jurisdiction imposing such Tax, gross income, capital, franchise and comparable doing business Taxes of such Indemnitee imposed by Taxing Authorities of those jurisdictions in which such Indemnitee is subject to such Taxes by reason of transactions unrelated to the transactions contemplated by this Head Lease, (ii) Taxes imposed on such Indemnitee arising from any voluntary sale or transfer by such Indemnitee of any interest in the Head Lessor Compressors or any related documents, other than (x) any assignment for security in connection with a financing contemplated by this Head Lease and the other Related Documents and the transactions related thereto and (y) any such sale or transfer while a Head Lease Event of Default is continuing, (iii) Taxes imposed with respect to a period, acts or events after the last to occur of (w) the end of the Term, (x) delivery of possession of the Head Lessor Compressors to the Head Lessor as provided herein, (y) except in the case of Taxes attributable to the Head Lessor Compressors, the payment by the Head Lessee of all amounts due under this Head Lease and the Related Documents and (z) the completion of the exercise of remedies by the Head Lessor in connection with a Head Lease Event of Default, provided, however that this clause (iii) shall not apply to the extent that such Taxes are imposed on payments made by the Head Lessee pursuant to this Head Lease and the Related Documents regardless of when such payments are made, or relate to the exercise of remedies in connection with a Head Lease Event of Default, or arise from the failure of the Head Lessee to take (or fail to take) actions required by this Head Lease and the Related Documents, or a breach of a representation, warranty, covenant or other obligation under the Lease or relate to events occurring or matters arising prior to or simultaneously with the end of the Term, (iv) Taxes imposed on an assignee of the Head Lessor which are in excess of Taxes of which would be due under this Head Lease under applicable law as of the date of such assignment had the Head Lessor not assigned its interest in this Head Lease and the Head Lessor Compressors to an assignee (provided that this clause (iv) shall not apply to Taxes imposed on the Indenture Trustee or any other Indemnitee as assignee of the Head Lessor pursuant to the transactions contemplated by the Indenture and other Related Documents), (v) Taxes arising from the gross negligence or willful misconduct of such Indemnitee or a material breach by such Indemnitee of its obligations under this Head Lease or any Related Document, and (vi) Taxes imposed as a result of an unreasonable failure by such Indemnitee to cooperate (at the Head Lessee's expense) with the Head Lessee in connection with filing of tax forms or taking of other actions in connection with the payment of Taxes. In the event an Indemnitee receives a refund of any Tax which has been paid by Head Lessee, such refund, plus all interest paid in connection therewith and fairly attributable thereto, shall be refunded to Head Lessee.

          (b)  If any return, report or statement ("Report") relating to Taxes or otherwise is required to be made by Head Lessee or an Indemnitee relating to the Head Lessor Compressor or the transactions contemplated by this Head Lease, Head Lessee shall so notify such Indemnitee and shall prepare and timely file such Report at its own expense and provide a copy thereof to such Indemnitee, provided, that if such report or return is required by Applicable Law to be filed by such Indemnitee the Head Lessee shall timely provide to such Indemnitee such report or return (in form and substance reasonably satisfactory to such Indemnitee) for filing. Head Lessee shall cause all billings of such Taxes to be made to the Head Lessee (to the extent permitted by law), make timely payment thereof and furnish written evidence of such payment to such Indemnitee promptly after payment thereof.

        27.    Security for Head Lessor's Obligations.    In order to secure all amounts payable by and all obligations to be performed by the Head Lessor under the Indenture and the other Related Documents, the Head Lessor has agreed in the Indenture, among other things, to assign to the Indenture Trustee for its benefit and the benefit of the various Entitled Parties certain rights under this Head Lease and to pledge to the Indenture Trustee, and to grant a first priority security interest in favor of the Indenture Trustee, in this Head Lease, subject to the reservations and conditions therein set forth. The Head Lessee hereby consents to such assignments and to the creation of such pledge and security interest and the pledges and security interests in the other Collateral created thereunder and acknowledges receipt of a copy of the Indenture, it being understood that such consent shall not affect any requirement or the absence of any requirement for any consent under any other circumstances. To the extent, if any, that this Head Lease or a Lease Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Head Lease or such Lease Supplement may be created through the transfer or possession of any counterpart hereof other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on the signature page hereof.

        28.    Notices.    All demands, notices, and communications under this Agreement shall be in writing personally delivered, or sent by facsimile (with subsequent telephone confirmation of receipt thereof) or sent by overnight courier service, at the following address: (a) the Head Lessor and/or the Head Lessee, each at its address at 4444 Brittmoore Road, Houston, Texas 77041; and (b) the Indenture Trustee, the Noteholders, the Rating Agencies, any Control Party, each Interest Rate Hedge Counterparty and Deal Agent at their respective addresses set forth in the related Supplement. Notice shall be effective and deemed received (a) when delivered to the courier service, if sent by courier, (b) upon receipt of confirmation of transmission, if sent by facsimile, or (c) when delivered, if delivered by hand. Either party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section 28 for giving notice and by otherwise complying with any applicable terms of this Head Lease.

        29.    GOVERNING LAW, SUBMISSION TO JURISDICTION: VENUE, WAIVER OF JURY TRIAL.

          29.1.    THIS HEAD LEASE SHALL BE CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 1401 AND 1402 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          29.2.    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE HEAD LESSOR OR THE HEAD LESSEE ARISING OUT OF OR RELATING TO THIS HEAD LEASE, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK AND THE CONTRIBUTOR AND THE TRANSFEREE EACH HEREBY WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF ENFORCING THIS HEAD LEASE, THE HEAD LESSOR AND HEAD LESSEE EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. HEAD LESSEE HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW YORK 10011 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, HEAD LESSEE AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENT UNDER THIS HEAD LEASE. EACH OF HEAD LESSEE AND HEAD LESSOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT 4440 BRITTMOORE ROAD, HOUSTON, TEXAS 77041 ATTENTION: GENERAL COUNSEL, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF HEAD LESSEE OR HEAD LESSOR UNDER THIS HEAD LEASE, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PERSON IN ANY OTHER JURISDICTION.

          29.3.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS HEAD LEASE OR ANY OTHER RELATED DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

        30.    Miscellaneous.    A waiver on any one occasion shall not be construed as a waiver on a future occasion. Except as provided for in the Related Documents, Head Lessee shall not assign or transfer its interests in this Head Lease. All of the covenants, conditions and obligations contained in this Head Lease shall be binding upon and shall inure to the benefit of the respective successors and assigns of Head Lessor and (subject to the restrictions of this Head Lease) Head Lessee. This Head Lease and the other Related Documents, and each related instrument, document, agreement and certificate, collectively constitute the complete and exclusive statement of the terms of the agreement between Head Lessor and Head Lessee with respect to the acquisition and leasing of the Head Lessor Compressors, and cancel and supersede any and all prior oral or written understandings with respect thereto.

        31.    Execution and Effectiveness.    This Head Lease shall become effective when each of the parties hereto and each of the parties hereto have executed and delivered this Head Lease.

        32.    Statutory References.    References in this Head Lease to any section of the Uniform Commercial Code shall mean, on or after the effective date of adoption of any revision to the uniform commercial code in the applicable jurisdiction, such revised or successor section thereto.

        33.    Severability.    Any provision of this Head Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, provided that in no event shall the provisions of Sections 20, 21, 22, 23 and 24 be deemed to be severable from the other provisions of this Head Lease. To the extent permitted by Applicable Law, the Head Lessee and the Head Lessor hereby waive any provision of law that renders any provision hereof invalid, prohibited or unenforceable in any respect.

        34.    Counterparts.    This Head Lease may be executed by the parties hereto in separate counterparts, each of which, subject to Section 27 hereof, when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

        35.    Amendments and Waivers.    No term or provision of this Head Lease may be changed, amended, altered, waived, discharged or terminated except by an instrument in writing signed by the parties to this Head Lease, each Interest Rate Hedge Provider, the Indenture Trustee (at the written direction of the Control Party), and such other party against which the enforcement of the change, amendment, alteration, waiver, discharge or termination is sought.

        [Signatures to follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Head Lease to be duly executed by their duly authorized representatives as of the date first above written.

BRL UNIVERSAL COMPRESSION FUNDING I 2002, L.P., as Head Lessor
By:	BRL Universal Compression Management 2002, Inc.
	By:	/s/ GREGORY C. GREENE Gregory C. Greene, President
UCO COMPRESSION 2002 LLC, as Head Lessee
By:	/s/ RICHARD W. FITZGERALD Richard W. FitzGerald Senior Vice President

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  EXHIBIT 10.3
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